UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2025

CFSB BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

United States of America	001-41220	87-4396534
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15 Beach Street, Quincy, Massachusetts	02170
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 471-0750

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	CFSB	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2025, CFSB Bancorp, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hometown Financial Group, MHC (“MHC”), Hometown Financial Group, Inc. (“Hometown”), Hometown Financial Acquisition Corp. II (“Merger Sub”), and 15 Beach, MHC (“15 Beach”). Pursuant to the Merger Agreement, 15 Beach will merge with and into MHC (the “MHC Merger”). MHC will be the surviving entity and 15 Beach will cease to exist. Immediately following the MHC Merger, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving corporation and Merger Sub will cease to exist. Immediately following the Merger, the Company will merge with and into Hometown (the “Second-Step Merger”). Hometown will be the surviving corporation and the Company will cease to exist. Immediately following the Second-Step Merger, Colonial Federal Savings Bank, a wholly-owned subsidiary of the Company, will merge with and into North Shore Bank, a wholly owned subsidiary of Hometown, with North Shore Bank as the surviving entity.

Pursuant to the terms of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, the Company shareholders will receive $14.25 in cash for each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

The Merger Agreement contains customary representations, warranties and covenants of MHC, Hometown, Merger Sub, 15 Beach, and the Company, including covenants by the Company to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions during such period. The Company has also agreed not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions that permit the Company’s Board of Directors to comply with its fiduciary duties, enter into discussions concerning, or furnish information in connection with, any proposals for alternative business combination transactions.

The Merger Agreement provides each of Hometown and the Company with specified termination rights. If the Merger is not consummated under specified circumstances, including if the Company terminates the Merger Agreement for a Superior Proposal (as defined in the Merger Agreement), the Company has agreed to pay Hometown a $1.55 million termination fee.

The consummation of the Merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval by the Company’s shareholders, the Company’s members (if required by the Board of Governors of the Federal Reserve System), and MHC’s corporators. The Merger is currently expected to be completed in the fourth quarter of 2025.

The Merger Agreement has been unanimously approved by the Boards of Directors of each of Hometown and the Company.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, 15 Beach, MHC, Hometown, or Merger Sub. The Merger Agreement contains customary representations, warranties and covenants that the parties made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and may have been used to allocate risk between the parties rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Voting Agreements

Simultaneously with the execution of the Merger Agreement, each of the members of the Company’s Board of Directors and the executive officers of the Company have entered into voting agreements with Hometown (collectively, the “Voting Agreements”) pursuant to which such individuals have agreed, among other things, to vote their respective shares of Common Stock in favor of the approval of the Merger Agreement at a special meeting of the Company’s shareholders to be held to approve the Merger Agreement.

The persons signing the Voting Agreements currently beneficially own an aggregate of approximately 61.36% of the Company’s outstanding Common Stock. The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include statements regarding the proposed merger, its timing and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend,” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” These forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks, and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements. Certain factors that could cause actual results to differ materially from expected results include: failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company); failure to obtain shareholder approvals or to satisfy any of the other conditions of the transaction on a timely basis or at all or other delays in completing the merger; the reputational risks and the reaction of Hometown’s and the Company’s customers to the transaction; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the occurrence of any event, change, or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement; difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame; difficulties in integrating the Company; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including potential recessionary conditions; legislative and regulatory changes that adversely affect the business in which the Company is engaged; and changes in the securities markets and other risks and uncertainties. Additional factors that could cause results to differ materially from those described above can be found in the Company’s Annual Report on Form 10-K for the year ended June 30, 2024, and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent filings with the Securities and Exchange Commission (the “SEC”), each of which is on file with the SEC and available in the “Investors Relations” section of the Company’s website, www.colonialfed.com, under the heading “Recent SEC Filings.”

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed merger, the Company will file a proxy statement with the SEC. SHAREHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE ENTIRE PROXY STATEMENT REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE CONSIDERED BEFORE MAKING ANY DECISION REGARDING THE TRANSACTION. The Company’s shareholders will be able to obtain a copy of the proxy statement, and any other relevant documents, without charge, when they become available, at the SEC’s website (www.sec.gov), on the Company’s website (www.colonialfed.com) under the tab “Investor Relations” or by directing a request to:

CFSB Bancorp, Inc.

15 Beach Street

Quincy, MA 02170

Attention: Michael E. McFarland, President & CEO

Investor.relations@colonialfed.com

Certain Information Regarding Participants

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the Merger. Information about the Company’s directors and executive officers is set forth in the proxy statement for the Company’s 2024 annual meeting of shareholders, as filed with the Securities and Exchange Commission on October 15, 2024. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Item 8.01.	Other Events.

On May 20, 2025, the Company and Hometown issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title

2.1	Agreement and Plan of Merger dated as of May 20, 2025, by and among, Hometown Financial Group, MHC, Hometown Financial Group, Inc., Hometown Financial Acquisition Corp. II, 15 Beach, MHC and CFSB Bancorp, Inc.*

99.1	Form of Voting Agreement

99.2	Joint Press Release, dated May 20, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the Securities and Exchange Commission; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CFSB BANCORP, INC.

DATE: May 20, 2025	By:	/s/ Michael E. McFarland
Michael E. McFarland
President and Chief Executive Officer